===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Pitt-Des Moines, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

[PDM Logo Appears Here]

1450 Lake Robbins Drive, Suite 400
The Woodlands, Texas 77380


Dear Stockholder,

  You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, May 6, 1999, at 2:00 p.m., in the Cafeteria Building adjacent to the Neville Island Office, 3400 Grand Avenue, Pittsburgh, Pennsylvania.

  Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting and the Proxy Statement which follow. Also included is a Proxy/Voting Instruction Card and postage paid return envelope.

  It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your Proxy in the enclosed envelope as promptly as possible.

                                                  Sincerely,


                            [Signature Appears Here]
                                                    Wm. W. McKee
                                       President and Chief Executive Officer

March 31, 1999

                             PITT-DES MOINES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1999

  The Annual Meeting of Stockholders of Pitt-Des Moines, Inc. (the "Company") will be held on Thursday, May 6, 1999, at 2:00 p.m., in the Cafeteria Building adjacent to the Neville Island Office, 3400 Grand Avenue, Pittsburgh, Pennsylvania, for the following purposes:

1. To elect four directors for a three-year term expiring in 2002.

2. To ratify the appointment of auditors to examine the consolidated financial statements of the Company for the year ending December 31, 1999.

3. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the maximum number of directors of the Company from twelve (12) to fifteen (15).

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Holders of record of the Company's Common Stock at the close of business on March 15, 1999 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the meeting.

  ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT IN PERSON, ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                                 T. R. Lloyd
                                          General Counsel and Secretary

March 31, 1999
The Woodlands, Texas

                             PITT-DES MOINES, INC.
                                 ------------
                                PROXY STATEMENT
                                March 31, 1999
                                 ------------

  This proxy statement is being furnished to the stockholders of Pitt-Des Moines, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 6, 1999 and any adjournment thereof (the "Annual Meeting"). The address of the principal executive offices of the Company is 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas 77380. This proxy statement and enclosed proxy are first being mailed to stockholders on or about March 31, 1999.

  Only holders of the Company's common stock, no par value (the "Common Stock"), of record at the close of business on March 15, 1999 are entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 7,241,202 shares of Common Stock. Each share of Common Stock outstanding on March 15, 1999 is entitled to one vote on all matters properly coming before the Annual Meeting.

  Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the four director nominees listed below, FOR the proposal to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 1999, and FOR the proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the maximum number of directors of the Company to fifteen. As to any other business which may properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

                             ELECTION OF DIRECTORS

                                  Proposal 1

  The Amended and Restated Articles of Incorporation of the Company currently provide that all powers vested by law in the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Directors of at least six and not more than twelve directors, the exact number to be set from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at eleven. The Board of Directors is classified in respect of the time during which directors shall severally hold office by dividing the number of directors into three classes which shall be nearly equal in number as possible.

  Four directors are to be elected at the Annual Meeting for a three-year term and until their successors are elected and shall have qualified. Each stockholder is entitled to one vote for each share of Common Stock held of record on March 15, 1999, and each share may be voted for each of four director positions to be filled. The four nominees receiving the highest number of votes cast will be elected. If any nominee becomes unavailable to serve as a director, an event which the Company has no reason to anticipate, the votes of the proxies will be cast for such other person or persons, if any, as may be nominated by the Board of Directors.

  Unless authority is withheld, all proxies executed and returned will be voted IN FAVOR of the following four director nominees.

Biographies

  The following biographical information has been furnished by the respective nominees and continuing directors.

Nominees to be Elected for Director Whose Terms Expire in 2002:

V. G. BEGHINI, age 64.

Director since 1997

  Currently Vice Chairman-Marathon Group of USX Corporation and President of Marathon Oil Company. Mr. Beghini is a member of the Board of Directors of Baker Hughes, Inc. and the American Petroleum Institute as well as past Chairman of the Natural Gas Supply Association and a member of the Board of Directors of Spindletop International.

R. W. DEAN, age 56.

Director since 1993; member of the Compensation and Nominating Committees.

  Retired in 1991 as President and Chief Operating Officer of Fluor Daniel International, Ltd.; formerly held various management positions with Fluor Daniel International, Ltd. since 1988 and with Daniel Construction Company since 1967.

W. R. JACKSON, age 90.

Director since 1940; Chairman of the Executive, Audit and Employee Benefits Committees; member of the Compensation Committee.

  Chairman Emeritus of the Company since 1988; and formerly Chairman of the Board from 1971 to 1988. Mr. Jackson has been with the Company since 1936 and is the father of Mr. Jackson, Jr. and Mrs. Townsend.

W. E. LEWELLEN, age 73.

Director since 1989; member of the Compensation and Audit Committees.

  Retired in 1990 as Senior Vice President, Finance and Treasurer of USX Corporation; and formerly held various management positions with USX Corporation for 42 years.

Directors Whose Terms Expire in 2000:

J. C. BATES, age 78.

Director since 1985; Chairman of the Compensation Committee.

  Retired Vice President of Allegheny International, Inc.; and formerly held various management positions with Alcoa including Executive Vice President, International Division and Executive Vice President, Alcoa Allied Products Group.

P. O. ELBERT, age 68.

Director since 1988; member of the Executive and Employee Benefits Committees.

  Chairman of the Board of the Company since 1990; formerly President of the Company since 1988 and President, PDM Structural Group since 1987. Mr. Elbert joined the Company in 1987. Prior to 1987, Mr. Elbert was Vice Chairman of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly President and Chief Executive Officer of Flint Steel Corporation since 1979; and formerly Group Vice President of Inryco, Inc., a subsidiary of Inland Steel Company, since 1969.

WM. W. MCKEE, age 60.

Director since 1988; member of the Executive Committee.

  President and Chief Executive Officer of the Company since 1990; formerly President, PDM Plate Group since May 1987 and formerly Executive Vice President of PDM Structural Group since April 1987. Mr. McKee joined the Company in 1987. Prior to 1987, Mr. McKee was Secretary of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly a consultant with McKee and Associates since 1983; formerly President of Hogan Manufacturing since 1980; and formerly President of Herrick Corporation since 1973.

J. W. ROBINSON, age 65.

Director since 1995; member of the Employee Benefits and Nominating
Committees.

  Currently Chairman of the Board of SMP Steel Corporation and Tar Heel Lift Trucks. Also, President and Chief Executive Officer of SMP Steel Corporation since 1993. Mr. Robinson is also a director of Russel Metals Inc.

Directors Whose Terms Expire in 2001:

W. R. JACKSON, JR., age 66.

Director since 1982; member of the Nominating Committee.

  Consultant and private investor; and formerly President and Treasurer of the Company from 1983 to 1987. Mr. Jackson, Jr. is also a director of American Architectural Products Corporation since 1997.

A. J. PADDOCK, age 90.

Director since 1971; Chairman of the Nominating Committee; member of the Executive and Audit Committees.

  Consultant and private investor; formerly Deputy Vice Chairman of the Board and Executive Vice President and Chief Operating Officer of Pennsylvania Engineering Corporation and Birdsboro Corporation from 1978 to 1988; formerly Chairman of the Board, President and Chief Executive Officer of Blount, Inc. since 1969; and formerly Administrative Vice President of U.S. Steel Corporation since 1960.

P. J. TOWNSEND, age 63.

Director since 1983; member of the Audit Committee.

  Private investor and active in civic and community affairs; and formerly Assistant Secretary of the Company from 1987 to 1988.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board met four times during 1998. The Board has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Employee Benefits Committee and the Nominating Committee.

  The Executive Committee generally supervises the management of the affairs of the Company when the Board is not in session; it met five times during 1998. The Executive Committee consists of W. R. Jackson (Chairman), P. O. Elbert, Wm. W. McKee and A. J. Paddock.

  The Audit Committee is responsible for recommending the independent auditors, determining the scope of services provided by the independent auditors, receiving and reviewing the independent auditors' report, supervising the implementation of the Company's Statement of Business Conduct and Ethical Standards and making appropriate recommendations to the Board of Directors; it met three times in 1998. The Audit Committee consists of W. R. Jackson (Chairman), A. J. Paddock, P. J. Townsend and W. E. Lewellen.

  The Compensation Committee is responsible for establishing key employee salaries, bonuses and other compensation plans; it met four times in 1998. The Compensation Committee consists of J. C. Bates (Chairman), W. R. Jackson, W.
E. Lewellen and R. W. Dean.

  The Employee Benefits Committee is responsible for the administration of employee welfare and benefits programs; it met two times in 1998. The Employee Benefits Committee consists of W. R. Jackson (Chairman), P. O. Elbert and J.
W. Robinson.

  The Nominating Committee considers and recommends prospective nominees for election to the Board of Directors; it did not meet in 1998. The Nominating Committee consists of A. J. Paddock (Chairman), W. R. Jackson, Jr., R. W. Dean, and J. W. Robinson.

  Each of the directors attended at least 75 percent of the aggregate number of meetings of the Board and Committees of the Board on which he or she served.

  Eight of the eleven present directors are not salaried employees of the Company. These directors are entitled to the following payments: Board member annual retainer, $21,000 paid in quarterly installments plus 100 shares of Common Stock; attendance fee per Board meeting, $1,000; Executive Committee member annual retainer, $3,000 paid in quarterly installments; attendance fee per meeting for Executive Committee, $800; fees for Chairmen of Compensation and Nominating Committees, $1,000 paid in quarterly installments; attendance fee per meeting for Audit, Compensation, Employee Benefits and Nominating Committees, $800; and reimbursement for travel and other related expenses to attend Board and Committee meetings.

  Stockholders may recommend nominees to the Board of Directors. Procedures governing the nomination of directors are set forth in the Company's Bylaws. In general, the Bylaws provide that such nominations must be made in writing and must be received by the Chairman of the Board of the Company not later than (i) with respect to an election of directors to be held at an annual meeting, sixty days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made. Such notification must contain certain information as provided in the Bylaws to the extent known to the notifying stockholder including information regarding the proposed nominee and the notifying stockholder, a description of all arrangements or understandings between the notifying stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the notifying stockholder and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission. Nominations not made in accordance with the Bylaws may, in the discretion of the chairman of the meeting, be disregarded by him, and upon his instructions the judges of election must disregard all votes cast for each such nominee.

  In accordance with the Bylaws, stockholder nominations for directors to be elected at this Annual Meeting were to have been received by the Company by March 8, 1999. As of such date, the Company received no such stockholder nominations.

Retirement Plan for Non-Employee Directors

  Directors who have completed five years of service as a non-employee director and who do not have a vested right to benefit under any pension plan of the Company or a subsidiary of the Company are entitled to receive, upon the attainment of the age of 65 years, a percentage of the annual directorship retainer upon resignation or retirement from the Board. After five years of service, the entitlement is 50% and will increase 10% for each completed year of service up to, and including, 10 years of service, at which time the entitlement becomes a maximum of 100%. The retirement benefit will be paid for the remaining life of the director. Upon the death of the director, payments will be paid to the surviving spouse at 50% of the entitlement, for the remaining life of the surviving spouse.

Directors Stock Plan

  Under this plan, non-employee directors ("Participants") are required to receive shares of Common Stock, in lieu of cash, for a portion of the annual retainer fee unless the Participant is eligible and elects to receive cash compensation. To be eligible to receive cash compensation, the fair market value of the Participant's holdings of Common Stock must exceed three times the director's annual retainer fee. Also under this plan, Participants may elect to receive additional Common Stock in lieu of any portion of the annual retainer fee. Since inception of this plan, as of February 9, 1998, four of the eight Participants have received stock, as required, in lieu of cash and one Participant has elected to receive stock in lieu of all of that Participant's annual retainer fee.

Compensation Committee Report on Executive Compensation

  The Company's executive compensation plans and programs are administered by the Compensation Committee (the "Committee") of the Board of Directors. These plans and programs are designed to attract, motivate and retain personnel with a combination of salary and incentives linked to individual performance, the Company's financial performance and enhanced stockholder value. The Company's current executive compensation program has four components: 1) base salary; 2) potential for an annual bonus under the Company's Management Incentive Plan ("MIP"); 3) stock-based incentives pursuant to the Company's Stock Option Plan of 1990 ("SOP") and 4) stock-based incentives pursuant to the Company's Long Term Incentive Stock Plan of 1997 (the "Long Term Incentive Plan"). The MIP, SOP, and the Long Term Incentive Plan all attempt to align executive officer and stockholder interests.

  Under the terms of the MIP, a minimum rate of return (threshold) on stockholders' equity must be achieved before bonuses can be awarded. Once this criteria is met, the total amount of bonus available for distribution to eligible executive officers, including the Company's Chief Executive Officer (the "CEO"), under the MIP is based on a percentage in excess of the minimum return on stockholders equity. Bonus awards are limited to a maximum percentage of an individual's base salary. The actual amount paid under the MIP to each eligible executive officer is determined by the Committee after consideration of the recommendations of the CEO and is based on a combination of Company performance and individual performance.

  Under the terms of the MIP, the Company's eligible executive officers were entitled to receive and were awarded bonuses under the MIP for the years ended December 31, 1996, 1997 and 1998, as shown in the Summary Compensation Table.

  All of the "Named Executive Officers" participate in the SOP. Under the SOP, the Committee may make grants of stock options which usually vest over a four year period. These options generally expire within ten years after the date of grant. In 1998, no stock options were granted to any executive officer under the SOP.

  All of the "Named Executive Officers" participate in the Long Term Incentive Plan. Under the Long Term Incentive Plan, the Committee may make grants of stock options or restricted stock which usually vest over a five year period. The options generally expire within ten years of the grant date. In 1998, no stock options or restricted shares were issued under the Long Term Incentive Plan.

  During the course of each year, the Committee meets with the CEO to review his recommendations on the changes, if any, in the base salary of each executive officer other than the CEO. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves the CEO's recommendations. In addition the Chairman and the CEO each establish performance goals concerning ethics, strategic planning, management succession, product development, cost containment, Company profitability and overall leadership. At least annually the Committee meets individually with the Chairman and the CEO in order to evaluate their base salary and performance in light of the above-described factors and goals. The Committee also meets at least annually, without the CEO, to evaluate his performance, using the same criteria to consider any changes in the CEO's base salary. The CEO's annual base salary was not changed during 1998.

  All amounts paid or accrued during 1998 under the above described plans and programs are included in the tables that follow.

Compensation Committee

J. C. Bates       W. R. Jackson
R. W. Dean        W. E. Lewellen

Performance Graph

  The following graph compares the cumulative total stockholders return on the Company's Common Stock from January 1, 1994 through December 31, 1998 with that of the American Stock Exchange Market Value Index and the Dow Jones Industrial Diversified Industry Group Index (a published industry index which includes the Company).

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         Among Pitt-Des Moines, Inc.,
  AMEX Market Value Index and DJ Industry Group-Industrial, Diversified Index




[Graph Appears Here]

                                       1993   1994   1995   1996   1997   1998
                                      ------ ------ ------ ------ ------ ------
Pitt-Des Moines, Inc................. 100.00 120.40 154.68 170.76 234.60 314.08

Dow Jones Industry................... 100.00  94.76 118.69 150.20 186.42 183.41
Industrial, Diversified Index

American Stock Exchange.............. 100.00  88.33 113.86 120.15 144.57 142.61
Market Value Index

--------
The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1993 in each of Pitt-Des Moines, Inc., the American Stock Exchange Market Value Index and the Dow Jones Industry Group-- Industrial, Diversified Index.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

  The following table shows, for the years ended December 31, 1996, 1997 and 1998, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the CEO and to each of the executive officers of the Company whose annual compensation exceeds $100,000 ("Named Executive Officers") in all capacities in which they serve:

                          Summary Compensation Table

                                                           Long-Term
                                                         Compensation             All Other
                             Annual Compensation (1)        Awards             Compensation (6)
                             ----------------------- -----------------------   ----------------
                                                     Restricted   Securities
                                                       Stock      Underlying
Name and Principal              Salary       Bonus     Awards      Options
Position                Year      ($)         ($)       ($)          (#)             ($)
------------------      ---- ----------------------- ----------   ----------   ----------------
Wm. W. McKee            1998     380,000     380,000                                57,730
President and Chief     1997     353,724     295,100  878,125(2)   200,000(3)        6,904
Executive Officer       1996     350,000     209,550       --       45,000(4)        3,750

P.O. Elbert             1998     270,000     216,000                                29,525
Chairman of the Board   1997     256,875     171,400  351,250(2)   100,000(3)        8,152
                        1996     255,000     122,150       --       75,000(5)        7,322

R. A. Byers             1998     235,000     141,000                                21,679
Vice President Finance  1997     223,625     111,900  210,750(2)    58,000(3)        8,467
and Treasurer           1996     222,000      79,750       --           --           8,190

T. R. Lloyd             1998     173,000     103,800                                17,376
General Counsel and     1997     164,250      82,200  210,750(2)    58,000(3)        7,524
 Secretary              1996     163,000      58,550       --           --           7,096

--------
(1) Amounts shown include cash compensation earned and accrued in the year indicated.

(2) The amount reported in the table represents the market value at the date of grant of restricted stock awards made under the Company's Long Term Incentive Plan of 1997, without giving effect to the diminution in value attributable to the restrictions on such stock. The restricted stock awarded vests at 20% per year and vests only if the Company achieves a certain level of annual net income in the five-year period ending December 31, 2002. As of December 31, 1998, the Named Executive Officers as a group held 94,000 shares of restricted stock of the Company with a value of $2,256,000 as of December 31, 1998, which were individually held as follows: Wm. W. McKee 50,000 shares ($1,200,000); P. O. Elbert 20,000 shares ($480,000); R. A. Byers 12,000 shares ($288,000); and T. R. Lloyd
    12,000 shares ($288,000). The values in the table reflect the value of all shares of restricted stock held by each Named Executive Officer as of November 6, 1997, the date of the grant of the restricted stock. The Company pays dividends to the holders of the restricted stock.

(3) Options granted under the Company's Long Term Incentive Plan of 1997 with an exercise price of $17.56.

(4) Options granted under the Company's Stock Option Plan of 1990 at an exercise price of $13.67 per share.

(5) Options granted under the Company's Stock Option Plan of 1990 with an exercise price of $14.25 per share. These options may only be exercised in the event the Company is sold under certain conditions.

(6) Amounts shown in this column for the year ended December 31, 1998 include Company contributions and other allocations to defined contribution plans and related excess benefit plans. Also shown in this column are dividends paid to the holders of restricted stock as follows: Wm. W. McKee--$36,875;
    P. O. Elbert--$14,750; R. A. Byers--$8,850; T. R. Lloyd--$8,850.

Executive Agreements

  The Company has an agreement with Mr. McKee which provides for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share of Common Stock (based upon 7,342,734 outstanding shares) and $10.00 per share, multiplied by 150,000; and 2) in the event of a change in control of the Company, a one-year employment agreement. If Mr. McKee's employment is terminated by the Company without "cause" or by him for "good reason" during this one-year period, or if at the end of the one-year period, employment would not continue for any reason, Mr. McKee also would be entitled to receive an amount equal to three times the total base salary and bonus paid to him for the last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

  The Company has separate agreements with Messrs. Byers and Lloyd which each provide for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share of Common Stock (based upon 7,342,734 outstanding shares) and $10.00 per share, multiplied by 45,000 and 22,500, respectively; and 2) in the event of a change in control of the Company, a three-year employment agreement. If employment is terminated by the Company without "cause" or by such employee for "good reason" during this three-year period, Messrs. Byers and Lloyd also would be entitled to receive an amount equal to three times the total base salary and bonus paid to them for their last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

  With respect to Mr. Elbert, please see the Summary Compensation Table.

Option Grants Table and Option Exercises and Year-End Values Table

  The following table sets forth information with respect to the Named Executive Officers, concerning the grants and exercises of options during the year ended December 31, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

  There were no stock options granted to the Named Executive Officers during the year ended December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                             Number of Securities
                          Shares            Underlying Unexercised     Value of Unexercised
                         Acquired              Options at Fiscal      In-the-Money Options At
                            on     Value         Year-End (#)          Fiscal Year-End($)(1)
                         Exercise Realized ------------------------- -------------------------
Name                       (#)      ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     -------- -------- ----------- ------------- ----------- ------------- ---
Wm. W. McKee............       0        0    120,250      190,750     1,251,170    1,365,290
P. O. Elbert............       0        0     59,375      160,625       647,763    1,316,312
R. A. Byers.............       0        0     48,350       51,650       559,069      364,021
T. R. Lloyd.............  12,000  189,000     25,100       50,900       242,374      354,706

--------
(1) Market value of underlying securities at year-end, minus the exercise or base price.

Pension Plans

  The range of estimated annual retirement benefits payable to participants in the Company pension plan for salaried employees who retire at their normal retirement dates (the later of age 65 or the fifth anniversary of employment), based upon the amounts of remuneration and the years of credited service, is indicated in the table below. The estimated benefits are calculated on a straight-line basis but the actual pension benefits would be less if the employee elects payment in the form of a 50% joint and survivor annuity.

  This plan covers all salaried employees of the Company. Employees are eligible for plan participation following the completion of one year of service and attaining age 21. Participants are fully vested after completing five years of service. The maximum years of credited service under this plan is 45 years.

                              PENSION PLAN TABLE

                    Estimated Annual Pension Benefits
Remuneration(1)    After Years of Credited Service(2)
---------------  ---------------------------------------
                   15      20      25      30      35
                   --      --      --      --      --
$125,000         $19,922 $26,563 $33,204 $39,845 $46,485
 150,000          24,048  32,064  40,080  48,096  56,112
 175,000          28,173  37,564  46,955  56,346  65,737
 200,000          32,298  43,064  53,830  64,596  75,362
 225,000          36,423  48,564  60,705  72,846  84,987
 250,000          40,548  54,064  67,580  81,096  94,612
 300,000          48,798  65,064  81,330  97,596 113,862
 400,000          65,298  87,064 108,830 130,596 152,362

--------
(1) The remuneration upon which pension benefits are based is the average annual base salary (excluding bonuses and other forms of additional compensation) paid during the five calendar years preceding retirement. In order to comply with the limitations prescribed by the Internal Revenue Code of 1986, as amended, supplemental benefits will be paid directly by the Company, when in excess of those permitted by the Code to be paid from federal income tax qualified pension plans.
(2) The benefits are not subject to any deduction for Social Security benefits.

  For the Named Executive Officers, the current remuneration covered by the plan and the projected years of service if they continue in the employ of the Company to their normal retirement date is as follows: Wm. W. McKee--$380,000, 16 years; P. O. Elbert--$270,000, 8 years; R. A. Byers--$235,000, 33 years;
and T. R. Lloyd--$173,000, 23 years.

                          STOCKHOLDINGS OF MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company by each director, nominee for director, Named Executive Officer and all directors, nominees for director and executive officers as a group, according to information available to the Company as of February 8, 1999 unless otherwise noted.

                                                                            Percentage of
                                              Amount and Nature of        Outstanding Shares
Name                                        Beneficial Ownership(1)       Beneficially Owned
-----                                       ------------------------      ------------------
J. C. Bates                                5,500 Sole                             *
V. G. Beghini                              2,970 Shared (16)                      *
R. A. Byers                               60,350 Sole (2)
                                           2,145 Shared (3)
                                       ---------
                                          62,495 Total                            *
R. W. Dean                                 4,004 Sole                             *
P. O. Elbert                              85,099 Sole (2)
                                           2,943 Shared (3, 4)
                                       ---------
                                          88,042 Total                          1.22
W. R. Jackson                            418,684 Sole (5)
                                         246,446 Shared (3, 6-8)
                                       ---------
                                         665,130 Total                          9.18
W. R. Jackson, Jr.                       266,624 Sole (9)
                                         601,486 Shared (7, 10, 11)
                                       ---------
                                         868,110 Total                         11.98
W. E. Lewellen                             1,004 Sole
                                           1,200 Shared (12)
                                       ---------
                                           2,204 Total                            *
T. R. Lloyd                               37,100 Sole (2)
                                           1,587 Shared (3)
                                       ---------
                                          38,687 Total                            *
Wm. W. McKee                             173,250 Sole (2)
                                           2,401 Shared (3)
                                       ---------
                                         175,651 Total                          2.42
A. J. Paddock                              5,236 Sole
                                         232,020 Shared (7, 11, 13)
                                       ---------
                                         237,256 Total                          3.27
J. W. Robinson                             4,654 Sole                             *
P. J. Townsend                           243,754 Sole
                                         243,188 Shared (8, 11,14, 15)
                                       ---------
                                         486,942 Total                          6.72
Directors, Nominees and Executive
 Officers                              1,305,259 Sole (2, 5 & 9)
as a Group (13 persons)                1,336,386 Shared (3-4, 6-8, 10-16)
                                       ---------
                                       2,641,645 Total                         36.32

   *Indicates beneficial ownership of less than one percent of the Company's Common Stock.

 (1) Beneficial ownership is defined by the Securities and Exchange Commission to include the power (whether sole or shared, direct or indirect, through contract, arrangement, understanding or relationship) to vote, invest or dispose of, or to direct the voting, investment or disposition of shares of stock (including shares over which such person(s) has the right to acquire beneficial ownership within 60 days of February 8, 1999). Except as otherwise noted, the persons listed have both voting and investment power.

 (2) Includes shares subject to vested options under the Company's Long Term Incentive Stock Plan of 1997 and Stock Option Plan of 1990 as follows: R.
     A. Byers, 60,350 shares; P. O. Elbert, 79,375 shares; T. R. Lloyd, 37,100 shares; Wm. W. McKee, 170,250 shares and current directors, nominees for director and executive officers as a group, 347,075 shares.

 (3) Includes shares of Common Stock which may be deemed to be beneficially owned under the Company's Employee Stock Ownership Plan ("ESOP") held for the account of such person(s) as follows: R. A. Byers, 2,145 shares; P.
     O. Elbert, 2,343 shares; W. R. Jackson, 514 shares; T. R. Lloyd, 1,587 shares; Wm. W. McKee, 2,401 shares; and current directors, nominees for director and executive officers as a group, 8,990 shares. Each of the named individuals and each member of the group have shared voting power and no investment power with respect to the shares of Common Stock which are allocated under the ESOP. The ownership of each such individual and all current directors, nominees for director and executive officers as a group represents less than 1% of the outstanding shares of Common Stock.

 (4) Includes 600 shares owned by the spouse of P. O. Elbert, as to which shares he disclaims beneficial ownership.

 (5)Includes 30,600 shares held in a trust in which W. R. Jackson is trustee.

 (6) Includes 26,326 shares held in three trusts in which W. R. Jackson is trustee, and 900 shares owned by the spouse of W. R. Jackson as to which shares he disclaims beneficial ownership.

 (7) Includes 190,908 shares held in two trusts in which W. R. Jackson, W. R. Jackson, Jr. and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

 (8) Includes 27,798 shares held in a trust in which W. R. Jackson and P. J. Townsend are co-trustees, as to which shares they disclaim beneficial ownership.

 (9) Includes 50,492 shares held in a custodial account for which W. R. Jackson, Jr. is custodian for benefit of his child and 168,032 shares held in two trusts in which W. R. Jackson, Jr. is trustee.

(10) Includes 37,390 shares owned by the spouse of W. R. Jackson, Jr., 269,442 shares held in six trusts in which W. R. Jackson, Jr. and a bank are co-trustees and 63,246 shares held in a trust in which W. R. Jackson, Jr. is trustee. Of these 370,078 shares, W. R. Jackson, Jr. disclaims beneficial ownership of 306,832 shares.

(11) Includes 40,500 shares held in a trust in which W. R. Jackson, Jr., P. J. Townsend and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

(12) All such shares are jointly owned with the spouse of W. E. Lewellen.

(13) Includes 612 shares owned by the spouse of A. J. Paddock, as to which shares he disclaims beneficial ownership.

(14) Includes 48,670 shares owned by the spouse of P. J. Townsend, as to which shares she disclaims beneficial ownership and 63,242 shares held in a trust in which P. J. Townsend is trustee.

(15) Includes 62,978 shares held in a trust in which P. J. Townsend is co-trustee, as to which shares she disclaims beneficial ownership.

(16) Includes 2,970 shares owned by the spouse of V. G. Beghini, as to which shares he disclaims beneficial ownership.

                       PRINCIPAL HOLDERS OF COMMON STOCK

  The following table sets forth those persons who may be deemed to have beneficial ownership (as of February 8, 1999, unless noted otherwise) of more than 5% of the outstanding Common Stock of the Company according to information furnished by them to the Company.

Name and Address                      Amount and Nature of    Percentage of
of Beneficial Owner                  Beneficial Ownership   Outstanding Shares
--------------------                 ---------------------- ------------------
W. R. Jackson, Jr. (1, 2)                266,624       Sole
3400 Grand Avenue                        601,486     Shared
Pittsburgh, PA 15225                 -----------
                                         868,110      Total       11.98

W. R. Jackson (1, 2)                     418,684       Sole
3400 Grand Avenue                        246,446     Shared
Pittsburgh, PA 15225                 -----------
                                         665,130      Total        9.18

P. J. Townsend (1, 2)                    243,754       Sole
3400 Grand Avenue                        243,188     Shared
Pittsburgh, PA 15225                 -----------
                                         486,942      Total        6.72

Dimensional Fund Advisors, Inc. (3)      466,700      Total        6.44
1299 Ocean Avenue
Santa Monica, CA 90401

Franklin Resources, Inc. (4)             450,000      Total        6.21
777 Mariners Island Boulevard
San Mateo, CA 94404

--------
(1) With respect to these shares, see information for such person in the table and footnotes under "Stockholdings of Management."

(2) The aggregate number of shares of Company Common Stock held by members of the Jackson family (including three individuals named above and others) and the charitable and private trusts of which family members are trustees sharing voting and/or investment power is 2,812,196 shares and constitutes 38.8% of the Company's outstanding Common Stock as of February 8, 1999. Such family members disclaim the existence of any agreement or understanding to act as a group with respect to such shares.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 466,700 shares of Pitt-Des Moines, Inc. stock as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

(4) The 450,000 shares (the "Shares") of Pitt-Des Moines, Inc.'s common stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"), a diversified financial services organization. Investment advisory agreements between the Adviser Subsidiaries and their respective advisory clients grant to the Adviser Subsidiaries all voting and investment power over the shares. Neither FRI nor the Adviser Subsidiaries have any interest in dividends or proceeds from the sale of the shares and they disclaim beneficial ownership of all the shares.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Compensation Committee of the Board consists of J. C. Bates (Chairman),
W. R. Jackson, W. E. Lewellen and R. W. Dean.

  Mr. Jackson is a principal holder of the Company's Common Stock, and as Chairman Emeritus of the Company, he is also an Executive Officer. In addition, Mr. Jackson is a member of the Compensation Committee, in which capacity, he participates in compensation decisions affecting Executive Officers (except and to the extent of compensation decisions affecting himself).

  On February 19, 1999, the ESOP purchased 28,844 shares of the Company's Common Stock from the John E. and Sue M. Jackson Charitable Trust. The amount paid ($685,045) to the Jackson family trust was based upon the closing sale price of $23.75 per share reported by the American Stock Exchange for February 11, 1999, the date of the purchase agreement.

  On September 21, 1993, the Company entered into an Investment Letter and Registration Rights Agreement (the "Agreement") with Mr. P. O. Elbert (the "Stockholder"). Pursuant to the Agreement, the Company agreed to purchase and the Stockholder agrees to sell up to 30,000 shares of Common Stock, upon written notice from the Stockholder. The price per share to be paid by the Company for such shares shall be the closing price per share of the Company's Common Stock as quoted on the American Stock Exchange Composite Index on the date the written notice is received from the Stockholder. Under this Agreement, Mr. P. O. Elbert sold to the Company, and the Company purchased; 5,724 shares, total remaining as of December 31, 1998, at $24.00 per share, the closing price on March 12, 1999.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

                                  Proposal 2

  The Board of Directors recommends that the stockholders ratify the appointment of Ernst & Young LLP as auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1999. This firm has served as auditors of the Company since 1956. A representative of Ernst & Young LLP will not be present at the Annual Meeting. The Company's consolidated financial statements for the year ended December 31, 1998 were examined by Ernst & Young LLP. In connection therewith, Ernst & Young LLP performed other audit-related functions, including review of the Annual Report of the Company and the financial statements filed with the Securities and Exchange Commission. The appointment of Ernst & Young LLP as auditors will be approved upon the affirmative vote of a majority of the votes cast at the Annual Meeting.

  Proxies solicited hereby will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.

                      ARTICLES OF INCORPORATION AMENDMENT

                                  Proposal 3

General

  Article SIXTH, subsection (b) of the Company's Amended and Restated Articles of incorporation currently provides that the Company's Board of Directors "shall consist of at least six (6) and not more than twelve (12) Directors". By resolution of the Board, the number of directors is currently set at eleven. The Board has adopted a resolution authorizing an amendment to Article SIXTH, subsection (b) of the Amended and Restated Articles of Incorporation (the "Amendment") to increase the maximum number of authorized directors to fifteen and has submitted the Amendment to the Company's stockholders for their approval at the Annual Meeting. Upon stockholder approval of the Amendment, the authorized number of directors shall not be less than six (6) and not more than fifteen (15). The Board will continue to fix the exact number of directors within that range by resolution and currently intends for the exact number to remain initially fixed at eleven (11).

Reasons for the Amendment

  The purpose of the Amendment is to provide more flexibility to the Board with respect to determining the number of directors on the Board. With the ability to fix the number of directors at a number greater than twelve (12), the Company may both retain additional directors from outside the Company whose skills and experience will benefit the Company and the conduct and operations of the Board and provide the Board with the ability to more effectively expand the Board, without subjecting the Company or its stockholders to the additional expense and effort required to amend the Articles of Incorporation of the Company each time the Company wishes to add a new director. The ability to add new directors will allow the Company to more expeditiously pursue business combinations and other growth opportunities where additions to the Board would be warranted or required, although the Company does not currently have any understandings, commitments or agreements with respect to such transactions.

Vote Required

  The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the Amendment is required to approve the Amendment. The Board of Directors has already approved the Amendment, subject to stockholder approval.

  The Board recommends a vote FOR the Amendment.

The Amendment

  Proposal to amend Article SIXTH, subsection (b) of the Amended and Restated Articles of Incorporation of the Company by deleting the first sentence in its entirety and replacing it with the following:

    The Board of Directors of the Corporation shall consist of at least six
  (6) and not more than fifteen (15) Directors, the exact number to be set from time to time by resolution of the Board of Directors of the Corporation.

  Proxies solicited hereby will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.

                                 OTHER MATTERS

  The directors of the Company are not aware of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto and in accordance with the best judgment of the persons acting as proxies.

                            ADDITIONAL INFORMATION

Solicitation Costs

  Costs of this solicitation of proxies will be paid by the Company. The directors, officers and other employees or agents of the Company may solicit proxies by mail, telephone, telegraph and personal interview and will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held by such persons or entities.

Revocation of Proxy

  Any stockholder who executes and returns the proxy may revoke the same at will at any time prior to the voting of the proxy, but revocation of the proxy will not be effective until written notice thereof has been given to the Secretary of the Company. The shares represented by all properly executed proxies received by the Secretary in the accompanying form prior to the Annual Meeting and not so revoked will be voted in accordance with their respective proxy.

Abstentions

  Under the Company's Amended and Restated Articles of Incorporation and Bylaws, and applicable state law, abstentions and broker non-votes have no effect on the approval of or election on any matter submitted to a vote of the Company's stockholders, although shares with respect to abstentions and broker non-votes are counted for purposes of establishing a quorum for a meeting of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and any persons who own more than ten percent of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all such
Section 16(a) filing requirements were complied with, except that each of the Named Executive Officers failed to file one (1) report with respect to phantom stock granted to them under a supplemental benefit plan.

Annual Report

  The Annual Report to Stockholders covering the Company's year ended December 31, 1998 is being mailed with this proxy statement. The Annual Report is not a part of the proxy solicitation material.

Stockholder Proposals

  Any proposal submitted by a stockholder for action at the Company's 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before December 1, 1999, in the form required by and subject to the other requirements of the Company's Bylaws and the applicable rules of the Securities and Exchange Commission.

                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             PITT-DES MOINES, INC.
                FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 1999

  The undersigned appoints W. R. Jackson, P.O. Elbert and Wm. W. McKee, and each of them, Proxies of the undersigned to vote all shares of Common Stock of Pitt-Des Moines, Inc. which the signee would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company's Cafeteria Building, 3400 Grand Avenue, Pittsburgh, Pennsylvania on May 6, 1999, and at all adjournments thereof, as fully as the signee could if personally present.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1, 2 OR 3 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

      The Board of Directors recommends a vote FOR each of the proposals.
                     Please sign and date on reverse side.

Pitt-Des Moines, Inc., 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas
                                     77380

             (Continued and to be dated and signed on reverse side)

 ................................................................................
                             FOLD AND DETACH HERE

------------------------------------------------   Please mark
                                                   your votes  [X]
                                                   as this




                                     AUTHORITY
                                     WITHHELD
                            FOR      (to vote
                            all        all
                          nominees   nominees)                                     FOR     AGAINST    ABSTAIN

  1. Election of            [ ]         [ ]        2. Proposal to ratify            [ ]       [ ]        [ ]
     Directors for a                                  the appointment of
     three-year term                                  Ernst & Young LLP as
     expiring in 2002.                                auditors for the
                                                      Company for the year
                                                      ending December 31,
                                                      1999.

  To withhold authority
  to vote for any
  individual nominee,
  strike a line through
  that nominee's name.

  Nominees:  V. G. Beghini  R. W. Dean             3. Proposal to approve           [ ]       [ ]        [ ]
             W. R. Jackson  W. E. Lewellen            an amendment to the
                                                      Company's Amended
                                                      and Restated
                                                      Articles of
                                                      Incorporation to
                                                      increase the maximum
                                                      number of directors
                                                      of the Company from
                                                      twelve (12) to
                                                      fifteen (15).

                                                   4. Upon such other
                                                      matters as may
                                                      properly come before
                                                      the meeting or any
                                                      adjournment.


Signature(s) __________________________________________ Dated _____________, 1999
Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.
 ................................................................................
                             FOLD AND DETACH HERE


                            PITT-DES MOINES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 1999

                         EMPLOYEE STOCK OWNERSHIP PLAN

To: Mellon Bank, N. A., Trustee* of the Plan:

Receipt of proxy solicitation material for above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in the Plan on March 15, 1999, the record date for the meeting, and to effect that vote by executing a proxy in the form solicited by the Board of Directors of Pitt-Des Moines, Inc., as indicated on the reverse side.

 THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE PLEASE SIGN AND RETURN
                                    PROMPTLY

 The Trustee of the Plan will, at its sole discretion, vote shares for which an executed Instruction Card is not received by April 30, 1999. Consequently, a failure to return an Instruction Card is not equivalent to voting for or against any item nor is it equivalent to abstaining from voting on any item.

*Mellon Bank, N. A., Trustee, has appointed ChaseMellon Shareholder Services as Agent to tally the votes.

             (Continued and to be dated and signed on reverse side)

 ................................................................................
                             FOLD AND DETACH HERE

------------------------------------------------   Please mark
                                                   your votes  [X]
                                                   as this


                                     AUTHORITY
                                     WITHHELD
                            FOR      (to vote
                            all        all
                          nominees   nominees)                                     FOR     AGAINST    ABSTAIN

  1. Election of            [ ]         [ ]        2. Proposal to ratify            [ ]       [ ]        [ ]
     Directors for a                                  the appointment of
     three-year term                                  Ernst & Young LLP as
     expiring in 2002.                                auditors for the
                                                      Company for the year
                                                      ending December 31,
                                                      1999.


  To withhold authority
  to vote for any
  individual nominee,
  strike a line through
  that nominee's name.

                                        3. Proposal to approve
                                           an amendment to the
                                           Company's Amended
                                           and Restated
                                           Articles of
                                           Incorporation to
                                           increase the maximum
                                           number of directors
                                           of the Company from
                                           twelve (12) to
                                           fifteen (15).

  Nominees:  V. G. Beghini R. W. Dean
        W. R. JacksonW. E. Lewellen


                                        4. Upon such other
                                           matters as may
                                           properly come before
                                           the meeting or any
                                           adjournment.
                                                              Pleasemark
                                                               yourvotes
                                                                asthis  X
Signature(s) __________________________________________
                                                      Dated _____________, 1999
TRUSTEE AUTHORIZATION: I hereby authorize Mellon Bank, N. A. as Trustee* under the Pitt-Des Moines, Inc. Employee Stock Ownership Plan, to vote the shares of
Pitt-Des Moines, Inc. Common Stock held for my account under said Plan at the Annual Meeting, and any adjournment thereof, in accordance with the instructions given above.
*Mellon Bank, N. A. has appointed ChaseMellon Shareholder Services as Agent to tally the votes.

 ................................................................................
                            FOLD AND DETACH HERE
--------------------------------------------------------------------------------
